                            SCHEDULE 14C INFORMATION

                    Information Statement Pursuant to Section
                        14(c) of the Securities Exchange
                                   Act of 1934



Check the appropriate box:

[X]     Preliminary Information Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-d(d)(2))

[ ]     Definitive Information Statement

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                             SHOWINTEL NETWORKS, INC
                (Name of Registrant As Specified In Its Charter)
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Payment of Filing Fee (Check the appropriate box)

[X]      No Fee Required

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


1)       Title of each class of securities to which transaction applies: N/A

         Aggregate number of securities to which transaction applies: N/A



2) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined) : N/A



3)       Proposed maximum aggregate value of transaction: N/A 1)


4)       Total fee paid: N/A

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: $0

2) Form, Schedule or Registration Statement No.: N/A

3) Filing Party: N/A

4) Date Filed: N/A





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                             SHOWINTEL NETWORKS, INC
                       8000 Centerview Parkway, Suite 115
                                Cordova, TN 38018

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                              INFORMATION STATEMENT


                 WE ARE NOT ASKING YOU FOR A PROXY STATEMENT AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY

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Approximate  date of Mailing of this  Information  Statement:  ___ Sept 19, 2003
___________


TO ALL STOCKHOLDERS:

         NOTICE is hereby given that the Company will take the following actions pursuant to Written Consent of the Majority Shareholders of Showintel Networks,
Inc.:

1. To Amend the Articles of Incorporation to change the Corporate name to Limelight Media Group, Inc.


         The Board of Directors has fixed the close of business on Sept 19, 2003 as the Record Date for determining the Shareholders entitled to Notice of the foregoing.

         The  costs  of  preparing,   printing,  and  mailing  this  Information
Statement will be borne by the Company.


THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                        -------------------------------
                                        /s/ David V. Lott
                                        David V. Lott
                                        Its: Secretary
                                        Date: Sept 19, 2003



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                                  INTRODUCTION

         This Information Statement is being furnished by the Board of Directors of Showintel Networks, Inc. (the "Company"), to stockholders in connection with actions taken by certain Shareholders by Consent Without Meeting pursuant to Nevada Revised Statutes 78.320(2) and 78.207. The Board of Directors has adopted a resolution to amend the Articles of Incorporation to change the name of the Company to LIMELIGHT MEDIA GROUP, INC. The Board believes the name change will be beneficial in that Limelight Media Group, Inc. will provide a better description of the Company's current operations and evolving business model. This also addresses the settlement agreement between Intel Corporation and Showintel Networks, Inc. regarding a claim of potential trademark infringement with the use of the name "Showintel".

                               DISSENTER'S RIGHTS

         The Nevada Revised Statutes does not provide for dissenter's rights in connection with a change in name of a Nevada Corporation

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, nominee for election as an executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments which is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of stock, par value $.001. As of the Record Date, there were 31,711,001 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote, and 0 shares of preferred stock outstanding. Each share of Common stock entitles its holder to one vote on each matter submitted to the Shareholder.


         The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the Shareholders has sole voting and investment power with respect to the shares beneficially owned.

NAME AND ADDRESS             NUMBER OF SHARES OF COMMON STOCK   PERCENTAGE OF
OF BENEFICIAL OWNER                 BENEFICIALLY OWNED             CLASS

David V. Lott Living                    17,007,000                   53.6%
Trust. (Officer/Director)
1701 Tall Forrest Lane
Collierville TN 38017

Hope Christian                           1,800,000                   5.67%
Community Foundation
5100 Poplar Avenue
Suite 2412
Memphis, TN 38137

Mammoth Corporation                      2,500,000                   7.88%
1 First Bank Plaza
Suite 205
Lake Zurich, IL 60047

Officers and Directors                  13,572,500                   53.6%
As a Group


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                             ADDITIONAL INFORMATION


         Additional information concerning the Company, including all reports filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at WWW.SEC.GOV.


                                          By Order of the Board of Directors


                                          /s/ David V. Lott
                                          David V. Lott, Director